UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 29, 2025

Evolv Technologies Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39417	84-4473840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Totten Pond Road, 4th Floor
Waltham, Massachusetts   02451

(Address of principal executive offices) (Zip Code)

781 374 8100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	EVLV	The Nasdaq Stock Market
Warrants to purchase one share of Class A common stock	EVLVW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Credit Agreement.

On July 29, 2025, Evolv Technologies, Inc. (the ”Borrower”), a direct, wholly-owned subsidiary of Evolv Technologies Holdings, Inc. (“the Company”), entered into the Credit, Security and Guaranty Agreement (the “Credit Agreement”), by and among the Borrower, the Company, MidCap Financial Trust, as agent and term loan service and the other lenders party thereto, that provides for an initial $30 million term loan facility, $30 million delayed draw facility (available for drawdown during the two-year period following the closing date), and a $15 million revolving facility, each with a term of five years (collectively, the “senior secured credit facilities”). The proceeds of any borrowings under the senior secured credit facilities will be used for general corporate purposes.

The Credit Agreement contains customary affirmative and negative covenants, including, among other things, limitations on the Company and its subsidiaries with respect to liens, incurrence of indebtedness, certain fundamental changes, restricted payments, investments and transactions with affiliates, in each case, subject to customary exceptions. The senior secured credit facilities are guaranteed by the Company, and in the future, may be guaranteed by certain material subsidiaries. The senior secured credit facilities are secured by a first lien on substantially all of the assets of the Borrower and the Company.

Under the Credit Agreement, the Borrower is also required to comply with a minimum annual recurring revenue covenant, a minimum earnings before interest, taxes, depreciation, and amortization (“EBITDA”) covenant that takes effect on the second anniversary of the closing date, and a minimum liquidity covenant that would cease to apply following the resolution of certain litigation and regulatory matters.

Borrowings under the senior secured credit facilities bear interest at a fluctuating rate per annum equal to, at the Borrower’s option, the base rate or Term Secured Overnight Financing Rate (“Term SOFR”), in each case, plus an applicable margin calculated depending on EBITDA, ranging from 5.00% to 5.25% (or 4.00% to 4.25% for base rate borrowings). At closing, the applicable margin on Term SOFR loans is 5.25%.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Credit, Security and Guaranty Agreement, dated as of July 29, 2025, among Evolv Technologies Inc., Evolv Technologies Holdings, Inc., lenders party thereto and MidCap Financial Trust as agent and term loan servicer and the other lenders party thereto from time to time.

99.1	Press Release.

104	Cover Page Interactive Data file (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2025

EVOLV TECHNOLOGIES HOLDINGS, INC.

By:	/s/ George C. Kutsor
Name:	George C. Kutsor
Title:	Chief Financial Officer